EXHIBIT 99.3



              ENTERED                                        FILED
     CLERK, U.S. DISTRICT COURT                    CLERK, U.S. DISTRICT COURT

            MAY 12 2004                                   MAY 11 2004

   CENTRAL DISTRICT OF CALIFORNIA                CENTRAL DISTRICT OF CALIFORNIA
         BY                DEPUTY                BY                      DEPUTY


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PEGASUS SATELLITE TELEVISION, INC., et al.,

                             Plaintiffs,
                                                         CV 00-368 LGB (CWx)
         v.
                                                         ORDER GRANTING
                                                         DIRECTV'S MOTION TO
DIRECTV, INC., et al.                                    DISMISS PEGASUS'
                                                         REMAINING CLAIMS;
                             Defendants.                 GRANTING PEGASUS'
                                                         MOTION TO DISMISS THE
                                                         COUNTERCLAIMS OF
                                                         DIRECTV; DEEMING
                                                         DIRECTV'S MOTION FOR
                                                         RECONSIDERATION MOOT

1. INTRODUCTION

      This Order arises out of contractual disputes between Plaintiffs Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc. (together "Pegasus") and Defendants DirecTV, Inc. and Hughes Communications Galaxy, Inc. (together "DirecTV"). DirecTV has filed a Motion to Dismiss Pegasus' Remaining Claims and a Motion to Reconsider the Court's October 29, 2001 Order Denying DirecTV's Motion for Summary Judgment. Pegasus has concurrently filed a Motion to Dismiss DirecTV's Counterclaims. Due to the overlapping issues raised by these three motions, the Court will address them together in this Order.


II. FACTUAL AND PROCEDURAL HISTORY

      A. Factual History

      On April 10, 1992, DirecTV and the National Rural Telecommunications Cooperative ("NRTC") entered into the DBS Distribution Agreement ("DBS Agreement"). See Eisen Decl., Exh 12, at 218.1 The DBS Agreement provides that NRTC has exclusive and non-exclusive rights to distribute programming and services offered by DIRECTV in NRTC's area of service. Id. at 221. The DBS Agreement contains a California choice-of-law provision. Id.,ss.18.02. The agreement expressly provides that there are no third-party beneficiaries to the agreement. Id.,ss.18.09. The DBS Agreement also states that DIRECTV and NRTC can modify their agreement at any time in writing. Id.,ss.18.02. Pegasus is not a party to the DBS Agreement.

      On July 23, 1993, NRTC and Pegasus entered into the NRTC/Member Agreement for Marketing and Distribution of DBS Services ("Pegasus' Member Agreement"). Id., Exh. 11. Pegasus' Member Agreement is related to the DBS Agreement in that Pegasus' rights under the Member Agreement arise from NRTC's rights under the DBS Agreement. Id. However, Pegasus' Member Agreement does not require NRTC to obtain Pegasus' permission before modifying the terms of the DBS Agreement, nor does it provide Pegasus with the right to prevent or object to any modification agreed upon by DIRECTV. Id. DIRECTV is not a party to Pegasus' Member Agreement but is a third-party beneficiary to it. Id.,P. 26. Pegasus, in the Agreement, acknowledged that it was not a third-party beneficiary of the DBS Agreement. Id. Pegasus' Member Agreement contains a District of Columbia choice-of-law provision. Id.,P. 21.

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1 The Court refers to the Eisen Declaration which is appended to Pegasus'
Opposition to DirecTV's Motion for Reconsideration of the Court's October 29, 2001 Order. The DBS Agreement also includes a 1994 Letter Amendment which is not at issue in this case. Therefore, for the sake of clarity, the Court does not refer to the 1994 Letter Amendment.

      B. Procedural History

      Pegasus filed its Second Amended Complaint ("SAC"), the operative complaint in the case entitled CV 01-6200 (the "Pegasus Action"), on June 20, 2001. The remaining claims are as follows: Claim 5: violation of the California Business and Professions Code ss. 17200 ("UCL"); Claim 7: declaratory relief regarding the term of the DBS Agreement; Claim 8: declaratory relief regarding DirecTV-1R's status as a successor satellite and NRTC's right of first refusal; Claim 9: declaratory relief regarding Pegasus' proportionate share of the launch fees NRTC receives from DirecTV; and Claim 11: declaratory relief regarding Pegasus' exclusive rights to distribute advanced services in NRTC territories. Pegasus had also alleged tortious interference claims including Claim 1: intentional interference with contractual relations (interference with the member agreement(s)); and Claim 2: intentional interference with prospective economic advantage (between Pegasus and existing and future subscribers). Those claims were dismissed by the Court in its May 23, 2003 Order granting DirecTV summary judgment on Pegasus' remaining tortious interference claims ("Summary Judgment 2 Order").

      On March 9, 2001, DirecTV filed its Counterclaims for Declaratory Judgment. Counterclaim 1 seeks a declaration that Pegasus has no right of first refusal under its Member Agreement, and NRTC has no obligation to allow Pegasus to participate in NRTC's limited right of first refusal. Counterclaim 2 seeks a declaration that Pegasus' Member Agreement will end when the satellite known as DBS-1 is removed from its orbital location and DirecTV-1R is not the satellite that determines the term of the Member Agreement.

      On September 25, 2001, this Court consolidated this case with other related cases CV 99-5666 and CV 99-8672 (the "NRTC Actions").2 The NRTC Actions were filed by NRTC against DirecTV. NRTC's complaint in CV 99-5666 alleged that DirecTV had breached the DBS Agreement and sought a judicial determination of its rights and duties under the DBS Agreement. DirecTV also filed a corresponding counterclaim against NRTC for a declaratory judgment regarding DIRECTV's rights and duties under the DBS Agreement. NRTC's complaint in CV 99-8672 alleged that DIRECTV was contractually obligated to assure NRTC the right to distribute certain advanced services offered by DIRECTV and to provide NRTC with its proportionate share of various revenues, including launch fees, that DIRECTV had received or would receive for transmitting DBS programming and other services. The launch fees are payments or credits that the owner of a television or cable programming service or other third party provides to DIRECTV so that DIRECTV will transmit that party's programming or other services over DIRECTV's satellites. In CV 99-8672 NRTC also alleged breach of contract, violations of California's unfair business practices statute, and sought declaratory relief.

      In the instant case, the Court denied DIRECTV's summary judgment motion against Pegasus on its Counterclaim 2 on October 29, 2001 ("October 29 Order") finding that Pegasus had raised a genuine issue of material fact that the satellite that measures the

--------

2 The Court also consolidated other related cases; however, those cases are not at issue in this Order.

term of the Member Agreement is a satellite other than DBS-1. See Baylor Decl., Exh. G, at 117.

      In the instant case, the Court granted, in part, DirecTV's motion for summary judgment on, inter alia, Pegasus' Claim 5 under the UCL on May 23, 2003. See May 22, 2003 Order Granting, in Part, and Denying, in Part, DirecTV's Summary Judgment Motion No. 2 ("Summary Judgment 2 Order"). The Court limited Pegasus' UCL claim as discussed, infra, in Section IV.A.2.

      DirecTV filed a motion to dismiss Pegasus' claims in the instant case for lack of subject matter jurisdiction because Pegasus lacked prudential standing to maintain its claims. See Hagen Decl., Exh. P, July 25, 2003 Order Denying DirecTV's Request to Dismiss ("Dismissal Order").3 The Court denied DirecTV's motion on July 25, 2003. Id. The Court found that Pegasus had prudential standing to assert claims based on the DBS Agreement because NRTC, as a party to the DBS Agreement, was not an absent third party since the cases were consolidated for trial.

      The consolidated cases were set to go to trial on August 14, 2003. Prior to trial, NRTC and DirecTV entered into a Settlement Agreement which resolved NRTC and DirecTV's disputes in the NRTC Actions, leaving only CV 00-368, Pegasus' case against DIRECTV, which is at issue in these motions. Pegasus and DirecTV have not settled the claims in the Pegasus Action.

      The motions at issue are DIRECTV's motion to dismiss Pegasus' remaining claims pursuant to Federal Rule of Civil Procedure 12(b)(l) which asserts that this Court lacks subject matter jurisdiction over Pegasus' claims. Pegasus has filed a contingent motion to dismiss DirecTV's declaratory relief counterclaims asserting that if the Court grants DirecTV's motion to dismiss its remaining claims, DirecTV's counterclaims should be dismissed on the same grounds. DirecTV has also filed a motion for reconsideration of this Court's order denying DirecTV's motion for summary judgment on DirecTV's counterclaims.

III. LEGAL STANDARD

      A. Federal Rule of Civil Procedure 12(b)(1) Standard

      "It is a fundamental principle that federal courts are courts of limited jurisdiction. The limits upon federal jurisdiction, whether imposed by the Constitution or by Congress, must be neither disregarded nor evaded." Owen Equipment & Erection Co. v. Kroger, 437 U.S. 365, 374 (1978). "A federal court is presumed to lack jurisdiction in a particular case unless the contrary affirmatively appears." General Atomic Co. v. United Nuclear Corp., 655 F.2d 968, 969 (9th Cir. 1981). Accordingly, the burden rests on the party asserting federal subject matter jurisdiction to prove its existence. California ex rel. Younger v. Andrus, 608 F.2d 1247, 1249 (9th Cir. 1979).

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3 The Court refers to the Hagen Declaration which was filed with DirecTV's motion to dismiss Pegasus' remaining claims.

     Pursuant to Federal Rule of Civil Procedure 12(b)(1), a district court must dismiss an action if it lacks jurisdiction over the subject matter of the suit. See Fed. R. Civ. P. 12(b)(1). Unlike a motion under Rule 12(b)(6), however, the Court is not required to accept all of the non-moving party's factual allegations as true.

     Instead, the party moving under Rule 12(b)(1) may submit evidence indicating that the court lacks subject matter jurisdiction. "It then becomes necessary for the party opposing the motion to present affidavits or any other evidence necessary to satisfy its burden of establishing that the court, in fact, possesses subject matter jurisdiction." Association of Am. Med. Colleges
v. United States, 217 F.3d 770, 778 (9th Cir. 2000) (noting that a district court "obviously does not abuse its discretion by looking to this extra-pleading material in deciding the issue, even if it becomes necessary to resolve factual disputes").

     The defense of lack of subject matter jurisdiction is never waived, and may be raised by either party or sua sponte by the court at any time. Fed. R. Civ.
P. 12(h)(3). On a motion to dismiss under Rule 12(b)(1), the court may consider matters outside the pleadings, but must accept as true all material allegations of the complaint and construe the complaint in favor of the plaintiff. See Fed.
R. Civ. P. 12; Warth v. Seldin, 422 U.S. 490, 501-02 (1975) (considering the issue of standing).

      B. Prudential Standing

     Standing is a threshold question in every case before a federal court. Warth v. Seldin, 422 U.S. 490, 517-18 (1975); City of South Lake Tahoe v. California Tahoe Regional Planning Agency, 625 F.2d 231, 233 (9th Cir.), cert. denied, 449 U.S. 1039 (1980). Before the judicial process may be invoked, a plaintiff must "show that the facts alleged present the court with a `case or controversy' in the constitutional sense and that [he] is a proper plaintiff to raise the issues sought to be litigated." Linda R.S. v. Richard D., 410 U.S. 614, 616 (1973). A party seeking to invoke the court's authority must demonstrate "such a personal stake in the outcome of the controversy as to assure that concrete adverseness which sharpens the presentation of the issues upon which the court so largely depends. . ." Baker v. Carr, 369 U.S. 186, 204
(1962).

     The question of whether the plaintiff has standing involves both constitutional and prudential limitations. Gladstone, Realtors v. Village of Bellwood, 441 U.S. 91, 99 (1979); Warth, 422 U.S. at 498. The constitutional limitations of Article III involve three separate but interrelated components: first, a "distinct and palpable" injury to the plaintiff, Warth, 422 U.S. at 501, be it "threatened or actual," Linda R.S. v. Richard D., 410 U.S. at 617; second, a "fairly traceable causal connection" between that injury and the challenged conduct of the defendant, Duke Power Co. v. Carolina Environmental Study Group, 438 U.S. 59, 57 (1978); Simon v. Eastern Kentucky Welfare Rights Organization, 426 U.S. 26, 41-42 (1976); and third, a "substantial likelihood" that the relief requested will redress or prevent the injury. Duke Power Co., 438 U.S. at 75 n.20; Village of Arlington Heights v. Metropolitan Housing Development Corp., 429 U.S. 252,

262, 264 (1977); Simon, 426 U.S. at 38; Gonzales v. Gorsuch, 688 F.2d 1263, 1267
(9th Cir. 1982). One of the prudential limitations on standing that has been recognized by Courts is that the plaintiff must assert his own rights and "cannot rest his claim to relief on the legal rights or interests of third parties," Warth v. Seldin, 422 U.S. at 499.

       C. Third Party Beneficiary Law

     Pursuant to California Civil Codess.1559, "[a] contract, made expressly for the benefit of a third person, may be enforced by him at any time before the parties thereto rescind it. Cal. Civ. Codess.1559 (2004). Expressly, as used in section 1559, means "in an express manner, in direct or unmistakable terms; explicitly; definitely; directly." Diamond Woodworks, Inc. v. Argonaut Ins. Co., 109 Cal. App. 4th 1020, 1040 n.15 (Cal. Ct. App. 2003) (quoting Shell v. Schmidt, 126 Cal. App. 2d 279, 290 (1954).

IV. ANALYSIS

      A. DirecTV's Motion to Dismiss Pegasus' Remaining Claims

            1. Pegasus' Declaratory Relief Claims

      DirecTV argues that Pegasus does not have prudential standing to maintain its declaratory relief claims, consequently those claims should be dismissed. As stated by this Court in the Dismissal Order, Pegasus' declaratory relief claims seek clarification of provisions of the DBS Agreement, thus asserting NRTC's rights under the DBS Agreement in its claims. See Dismissal Order at 4. Despite the general rule that "one may not claim standing in this Court to vindicate the constitutional rights of some third party," Singleton v. Wulff, 428 U.S. 106, 114 (1976), this Court held that Pegasus could assert NRTC's rights against DirecTV only because NRTC was an active participant in the litigation at that time. See Dismissal Order, at 8-13. However, NRTC is no longer a party to this litigation and has, in fact, settled its disputes with DirecTV over the disputed terms of the DBS Agreement. Therefore, Pegasus is not in the same position now as it was at the time of the Dismissal Order.

      The United States Supreme Court, in Singleton, stated quite clearly the two factual elements that courts must look to in determining whether the prudential standing rule barring third parties from asserting the rights of others should be applied. Singleton, 428 U.S. at 114-16. The first factual element is the "relationship of the litigant to the person whose right he seeks to assert." Id. In denying DirecTV's motion to dismiss Pegasus' claims, the Court found that since Pegasus and NRTC were concurrently prosecuting claims pursuant to the DBS Agreement, there was little risk that Pegasus would assert NRTC's rights in a manner that was detrimental to NRTC's interests, nor that it would be adjudicating NRTC's rights unnecessarily. See Dismissal Order, at 12 (citing from Singleton, 428 U.S. at 113-15). The Court concluded that the relationship between NRTC and Pegasus was such that it fulfilled the first factual element outlined in Singleton. However, NRTC is no longer a party in this case with Pegasus and, if these claims were to go forward, the Court would be adjudicating NRTC's rights unnecessarily and could not be assured that Pegasus will not prosecute its claims in a manner detrimental to NRTC.

      The second factual element is whether the absent party is unable to assert its own rights. Singleton, 428 U.S. at 115-16. Clearly, in this case, there is no contention that NRTC is unable to assert its own rights since it did indeed assert its own rights in the NRTC Actions and settled its disputed rights through a Settlement Agreement with DirecTV.

      Neither of the "factual elements" articulated by the Supreme Court in Singleton apply to Pegasus' current position in this ligation, so the Court is left with the general rule that a party may not assert the rights of an absent third party. Id. at 114.

      Pegasus argues that it is a third-party beneficiary to the DBS Agreement and its status as a third-party beneficiary confers prudential standing. This Court has already held that Pegasus is not a third-party beneficiary to the DBS Agreement.

See November 10, 2003 Order Denying Pegasus' Motion to Intervene. Section 18.09 of the DBS Agreement states, in relevant part:

      The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions . . .4

See Eisen Decl., Exh 12,ss.18.09, at 295.5 Therefore, the DBS Agreement clearly states that there are no third-party beneficiaries to the contract. Furthermore, under California law, a contract must be made expressly for the benefit of a third party for that party to enforce the contract as a third-party beneficiary. Cal. Civ. Codess.1559. Expressly, as used in section 1559, means "in an express manner, in direct or unmistakable terms; explicitly; definitely; directly." Diamond Woodworks, Inc. v. Argonaut Ins. Co., 109 Cal. App. 4th 1020,1040 n.15 (Cal. Ct. App. 2003) (quoting Shell v. Schmidt, 126 Cal. App. 2d 279, 290
(1954). Pegasus argues that "there is no requirement that a contract expressly identify a non-party as a third party beneficiary." Opp. at 6 n.2. Although it is not necessary that the contract identify or refer to the third-party beneficiary by name, the Court has not found any authority that would allow it to abrogate an express no third-party beneficiary provision in direct contravention of the mandate of California Civil Code section 1559. See id. at 1040. Therefore, the Court again states its holding that Pegasus is not a third-party beneficiary to the DBS Agreement.

      Since Pegasus has not presented any other basis which would confer it standing to assert these claims, the prudential doctrine of standing precludes Pegasus' declaratory relief claims against DirecTV. Flast v. Cohen, 392 U.S. 83, 99 n.20 (1968) ("[A] litigant will ordinarily not be permitted to assert the rights of absent third parties.").

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4 This provision also contains exceptions which neither party has raised and do not apply in this case.
5 The Court refers to the Eisen Declaration which is appended to Pegasus' Opposition to DirecTV's Motion for Reconsideration of the Court's
October 29, 2001 Order.

      Since Pegasus lacks prudential standing to bring these claims the Court dismisses Pegasus' declaratory relief claims for lack of subject matter jurisdiction.

            2. Pegasus' Unfair Competition Claim

                    a. Relevant Law and Procedural History

     Business and Professions Code section 17200 et seq. (known in California as the "Unfair Competition Law" or "UCL") prohibits the following five different types of wrongful conduct: (1) an "unlawful ... business act or practice" (2) an "unfair ... business act or practice;" (3) a "fraudulent business act or practice;" (4) "unfair, deceptive, or untrue or misleading advertising;" and (5) "any act prohibited by [Bus. & Prof. Codess.ss. 17500-17577.5]." Cal. Bus. & Prof. Codess.17200. Pegasus alleged in its Second Amended Complaint that DIRECTV engaged in the first three types of wrongful conduct under the UCL - "unlawful," "unfair," and "fraudulent" act or practice. The Court, in its Summary Judgment 2 Order, dismissed Pegasus' UCL claim for unlawful and fraudulent conduct thus limiting its claim to DirecTV's alleged "unfair" conduct. Summary Judgment 2 Order, at 46.

     Courts have defined "unfair" broadly in order to provide the courts with the maximum discretion to prohibit new schemes to defraud. Motors, Inc. v. Times Mirror Co., 102 Cal. App.3d 735, 740 (1980); see also People ex rel. Renne v. Servantes, 86 Cal. App. 4th 1081, 1095 (2001). The "test for determining an `unfair' practice is [whether] the gravity of the harm to the victim outweighs the utility of the defendant's conduct." People ex rel. Renne v. Servantes, 86 Cal. App. 4th at 1095. In Cel-Tech, the California Supreme Court held that the word "unfair" means:

      conduct that threatens an incipient violation of an antitrust law, or violates the spirit or policy of those laws because its effects are comparable to or the same as a violation of the law, or otherwise significantly threatens or harms competition.

Cel-Tech  Comm.,  Inc. v. Los Angeles  Cellular  Tel.  Co., 20 Cal. 4th 163, 187
(1999). The test annunciated in Cel-Tech, however, applies only to cases between direct competitors, not all "commercial" cases. See Watson Labs., Inc. v. Rhone-Poulenc Rorer, Inc., 178 F. Supp. 2d 1099, 1118 n. 13 (C.D. Cal. 2001).

      The Court found that Pegasus had not raised a genuine issue of material fact that DirecTV's conduct met the Cal-Tech test stated above. The Court also found that Pegasus had raised a genuine issue of material fact that it was not a competitor with DirecTV. Based on this finding, the Court narrowed the issues for trial as follows:

     For purposes of trial on this issue, the threshold question to be submitted to the jury is whether [Pegasus] compete[s] with DIRECTV. If the jury answers this question in the affirmative, then [Pegasus'] "unfair"
     UCL claim will necessarily fail since [Pegasus] has not raised a genuine issue of material fact whether DIRECTV's conduct "threatens an incipient violation of an antitrust law, or violates the spirit or policy of those laws..., or otherwise significantly threatens or harms competition." Cel-Tech Communications, Inc., 20 Cal. 4th at 187. If, on the other hand, the jury finds that [Pegasus does] not compete with DIRECTV, then the jury will be allowed to determine whether DIRECTV's conduct is "unfair" under the UCL, i.e., whether the gravity of the alleged harm to [Pegasus] outweighs the utility of DIRECTV's conduct.

Summary Judgment 2 Order, at 32 n.27.

      Pegasus seeks both injunctive relief and damages under its UCL claim. Pegasus' claim for damages, however, was limited by the Court to damages in the form of restitution. Summary Judgment 2 Order, at 47.

                    b. Analysis

                          i. Restitution of the Launch Fees under the UCL

      DirecTV is seeking reconsideration of this Court's Summary Judgment 2 Order which denied DirecTV summary judgment on the recovery of Launch Fees under Pegasus' UCL claim. A motion for reconsideration of the decision on any motion may be made if there is a manifest showing of a failure to consider material facts presented to the Court before such decision. L.R. 7-18.

      DirecTV argues that Pegasus cannot maintain its claim for restitution of Launch Fees under its UCL claim because Pegasus does not have a vested interest in those Launch Fees. Pegasus counters that it does have a vested interest in the Launch Fees. Since the Court's Summary Judgment 2 Order denying DirecTV summary judgment on Pegasus' claim for restitution of Launch Fees did not fully address the issue of whether Pegasus had a vested interest in the Launch Fees, DirecTV has demonstrated a manifest showing that the Court has failed to consider material facts presented to the court on this issue. See Summary Judgment 2 Order, at 44-45. Therefore, reconsideration of the Court's Order denying DirecTV summary judgment on Pegasus' claim for restitution of the Launch Fees is appropriate.

      Pegasus' claim for restitution of the Launch Fees is based on Section 2(a) of the amendment to Pegasus' Member Agreement which states:

      With respect to Programming, NRTC shall pay to Member on a pro rata basis all other net revenues that NRTC receives from HCG which are directly attributable to Commercial Member Residences and/or Commercial Establishments., (emphasis added)

     The California Supreme Court, in Korea Supply Co. v. Lockheed Martin Corp., 29 Cal. 4th 1134 (2003) stated that under the UCL, an individual may recover profits or money in which the individual has a vested interest. Id. at. 1149. In this case, Pegasus is not seeking to recover profits. Therefore, Pegasus must demonstrate that it has a vested interest. A "vested" interest is one that is "unconditional," "absolute," and "not contingent." See Black's Law Dictionary. A contingent interest, on the other hand, is dependent upon an uncertain future event. See Victory
Oil v. Hancock Oil Co., 125 Cal. App. 2d 222, 231 (1954); Loehr v. Ventura
Co. Cmty. Coll. Dist., 147 Cal. App. 3d 1071, 1080-81 (1983) (contrasting "earned but unpaid salary or wages which are vested property rights" with additional salary or benefits plaintiff might have earned had he not been terminated, which are not vested).

      Pegasus argues that since DirecTV owed the Launch Fees to NRTC and NRTC was obligated to pass those Launch Fees onto Pegasus, Pegasus has a vested interest in the Launch Fees that NRTC was supposed to receive. However, Section 2(a) specifically states that Pegasus is only entitled to Launch Fees that NRTC has already received from DirecTV. If NRTC does not receive the Launch Fees, Pegasus' interest in those Launch Fees is contingent and cannot vest. The parties concede in their papers that NRTC never received the Launch Fees. Therefore, Pegasus cannot maintain its claim for restitution of the Launch Fees.

      The Court grants DirecTV's request for reconsideration of its Summary Judgment 2 Order denying summary judgment on restitution of the Launch Fees and dismisses Pegasus' claim for restitution of Launch Fees under its UCL claim.

                          ii. Injunctive Relief

      DirecTV argues that Pegasus' UCL claim for injunctive relief should be dismissed because there is no substantial live controversy between the parties and because the injunctive relief that Pegasus is seeking is based on contractual rights of NRTC that no longer exist.

"The exercise of judicial power under Art. III of the Constitution depends on the existence of a case or controversy." Preiser v. Newkirk, 422 U.S. 395, 401
(1975) (citations omitted). "A federal court has neither the power to render advisory opinions nor `to decide questions that cannot affect the rights of litigants in the case before them." Id. "Its judgments must resolve "a real and substantial controversy admitting of specific relief through a decree of conclusive character, as distinguished from an opinion advising what the law would be upon a hypothetical state of facts." Id. An actual controversy must be extant at all stages of the case, not merely at the time the complaint is filed. Id.6

Pegasus seeks an injunction enjoining DirecTV from (1) marketing the Premium Services to subscribers residing in NRTC Territories; (2) marketing or delivering, permitting others to market or deliver, or receive any revenue from any party other than the NRTC and/or a Member or Affiliate as appropriate resulting from the sale or delivery of any or all of the Advanced Services to Pegasus' subscribers; and (3) from refusing to exclusively supply Premium Services and the Advanced Services to the NRTC (and thus

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6 In Preiser, the U.S. Supreme Court held that a prisoner who was seeking declaratory relief regarding his transfer from a medium security prison to a high security prison could not maintain his claim because he had already been transferred out of the high-security prison. Id. at 403.

to Pegasus). SAC, P. 104; Prayer for Relief.7 The injunctive relief sought concerns the provision of Advanced Services and Premium Services to NRTC, and derivatively to Pegasus, under the DBS Agreement. As alleged in Pegasus' SAC, "DirecTV further engaged in unfair conduct when it failed to distributed contracted for Premium Services and Advanced Services to NRTC and derivatively to [Pegasus]." SAC, P. 100. Pegasus' derivative right to these services arises under Pegasus' Member Agreement with NRTC. Pegasus is not a party to the DBS Agreement between NRTC and DirecTV and is not a third-party beneficiary to that contract.

      NRTC and DirecTV have resolved the litigation between them regarding the provision of these services by a settlement agreement entered into in August 2003 which also amended the DBS Agreement. Hagen Decl., Exh. F (Amended Term Sheet between NRTC and DirecTV). The new DBS Agreement specifically dealt with Premium Services by deleting the "substitution" provision that was the source of the dispute between NRTC and DirecTV. Id., ss. II(c). The new DBS Agreement also dealt with Advanced Services by resolving disputes for existing services and leaving speculation about future services to future negotiation. Id., ss.ss. I,
IV. Therefore, NRTC no longer has any rights to the provision of Advanced Services and Premium Services as they existed under the old DBS Agreement. The issue before the Court, therefore, is whether the Court can grant the injunctive relief Pegasus is seeking based on the contractual rights of NRTC pursuant to a contract that no longer exists solely because Pegasus had a derivative right to these services under its Member Agreement with NRTC.

      The injunctive relief that Pegasus is seeking would require the Court to order DirecTV to provide services to Pegasus based on whatever derivative rights it may have arising from provisions in the DBS Agreement even though (1) Pegasus' right to these services is based on terms of a contract between NRTC and DirecTV that no longer exists, (2) Pegasus was not a party to that contract, and (3) DirecTV never contractually agreed to provide these services to Pegasus. Such an order would stand in direct contravention of the mandate of Article III of the U.S. Constitution that the Court's judgment must resolve "a real and substantial controversy admitting of specific relief through a decree of conclusive character." Preiser v. Newkirk, 422 U.S. 395, 401 (1975) (citations omitted). Any derivative rights Pegasus may have had under the DBS Agreement and this Court's jurisdiction over this controversy expired when the DBS Agreement was amended.

      Based on the foregoing, the Court grants DirecTV's motion to reconsider its Summary Judgment 2 Order denying summary judgment on Pegasus' injunctive relief claims under its UCL claim and dismisses Pegasus' claim for injunctive relief under its UCL claim.

--------

7 Pegasus also sought an injunction enjoining DirecTV from "misusing Plaintiffs' Subscriber Information including any information concerning the Viewing or Purchasing Preferences of Plaintiffs' subscribers." SAC, P. 104. This claim was dismissed by a stipulation filed on November 8, 2002. See Hagen Decl., Exh. K, Stipulation of Dismissal, P. 3. Pegasus also sought an injunction enjoining DirecTV from interfering with Pegasus' access to Equipment through manufacturer's, distributors and dealers. SAC, P. 104. This claim was dismissed by stipulation filed on October 18, 2002. See Hagen Decl., Exh. J, Stipulation of Dismissal, P. 1.

            3. Pegasus' Tortious Interference Claims

     In its Opposition, Pegasus urges the Court to reconsider its dismissal of Pegasus' tortious interference claims if the Court grants DirecTV's motion to dismiss its remaining claims. Pegasus seeks reconsideration of this Court's Summary Judgment 2 Order based on its argument that the Court improperly applied the Ninth Circuit's opinion in Marin Tug & Barge, Inc. v. Westport Petroleum, Inc., 271 F.3d 825 (9th Cir. 2001).

Under L.R. 7-18, a motion for reconsideration may not be made on the grounds that a party disagrees with the Court's application of legal precedent. Therefore, the Court denies Pegasus' request for reconsideration of the Court's dismissal of Pegasus' tortious interference claims.

      B. Pegasus' Motion to Dismiss DirecTV's Counterclaims

      DirecTV's counterclaims seek a declaration that (1) Pegasus has no right of first refusal under its Member Agreement, and NRTC has no obligation to allow Pegasus to participate in NRTC's limited right of first refusal; and (2) Pegasus' Member Agreement will end when the satellite known as DBS-1 is removed from its orbital location and DirecTV-1R is not the satellite that determines the term of the Member Agreement. Both of DirecTV's counterclaims seek declaratory relief pursuant to Pegasus' Member Agreement with NRTC to which DirecTV is not a party.

      Pegasus argues that if Pegasus' claims against DirecTV are dismissed for lack of subject matter jurisdiction because Pegasus does not have standing to bring its claims under the DBS Agreement then DirecTV's counterclaims against Pegasus should similarly be dismissed because DirecTV does not have standing to bring claims under Pegasus' Member Agreement. Pegasus argues that since DirecTV's counterclaims seek clarification of Pegasus' Member Agreement and DirecTV is not a party to that agreement, those claims should be dismissed for lack of subject matter jurisdiction.

      DirecTV argues that since it is an express third-party beneficiary of Pegasus' Member Agreement, it may maintain its declaratory relief counterclaims against Pegasus pursuant to that agreement.

      Pegasus' Member Agreement is governed by the laws of the District of Columbia. Under District of Columbia law and general contract law, a third-party beneficiary to a contract may only maintain a claim pursuant to the contract against the promisor, not the promisee. District of Columbia v. Campbell, 580 A.2d 1295, 1302 (D.C. 1990) (quoting Restatement (Second) Contracts ss. 304).

"The only category of cases mentioned in the Restatement where the beneficiary may maintain an action against the promisee is where the beneficiary had a previous enforceable claim against the promisee and the promisor essentially assumed the promisee's obligation." Id. Neither party argues that DirecTV had a previous enforceable claim against Pegasus, consequently, that exception does not apply to this case. Therefore, DirecTV may only maintain its counterclaims against Pegasus pursuant to Pegasus' Member Agreement if Pegasus is the promisor of the provisions on which DirecTV is seeking declaratory relief.

      Pegasus' Member Agreement provides "NRTC grants to [Pegasus] the exclusive right to market and sell DBS Services transmitted over the HCG Frequencies to Committed Member Residences as set for in Exhibit C." See Eisen Decl., Exh 11, at 181.8 In return for NRTC's promise to provide Pegasus exclusive rights to market and sell DBS service in its territories, Pegasus agrees to pay NRTC a one-time Committed Member Payment and various monthly payments. Id., P. 4.

      It is clear from the provisions of Pegasus' Member Agreement that NRTC is the promisor regarding the provision of DBS Services to Pegasus. Although NRTC provides those services pursuant to the DBS Agreement with DirecTV, it is NRTC, not DirecTV, that has promised to provide DBS Services to Pegasus. Therefore, even though DirecTV is a third-party beneficiary to Pegasus' Member Agreement, it cannot maintain its counterclaims against Pegasus pursuant to that agreement under District of Columbia law.

      During oral argument, DirecTV cited provisions of the Member Agreement to support its argument that Pegasus was the promisor of the provisions on which DirecTV is seeking declaratory relief. DirecTV argued that DirecTV could maintain its counterclaims against Pegasus based on Pegasus' role as a promisor. DirecTV cited to P. 3(a) of Pegasus' Member Agreement which states that Pegasus shall: (1) use best efforts to promote, market and sell DBS Services, (2) participate in NRTC-sponsored promotional and advertising campaigns and cooperate with NRTC, and (3) respond promptly to all inquiries about DBS Services. Eisen Decl., Exh. 11 (Pegasus' Member Agreement), P. 3(a). This evidence demonstrates that Pegasus is a promisor under Pegasus' Member Agreement. However, under D.C. law, the third-party beneficiary can only maintain a claim against the promisor of the provisions on which it is seeking relief. DirecTV is not seeking relief on Pegasus' promise to use best efforts to promote DBS Services, participate in promotional and advertising campaigns, or respond to inquiries about DBS Services. DirecTV is seeking relief on NRTC's promise to Pegasus to provide Pegasus with DBS Services. Therefore, DirecTV has not demonstrated that Pegasus is the promisor of the provisions on which it is seeking relief. Consequently, under D.C. law, DirecTV does not have standing to maintain its declaratory relief counterclaims against Pegasus.

      Based on the foregoing, the Court GRANTS Pegasus' motion to dismiss DirecTV's counterclaims.

      C. DirecTV Motion for Reconsideration of the Court's Order Denying DirecTV's Motion for Partial Summary Judgment

--------

8 The Court refers to the Eisen Declaration which is appended to Pegasus' Opposition to DirecTV's Motion for Reconsideration of the Court's October 29, 2001 Order.

      Since the Court has dismissed DirecTV's counterclaims, DirecTV's motion for reconsideration of the Court's denial of summary judgment of its counterclaims is deemed MOOT.

IV. CONCLUSION

A. The Court GRANTS DirecTV's motion to dismiss Pegasus' remaining claims.

B. The Court GRANTS Pegasus' motion to dismiss DirecTV's counterclaims.

C. DirecTV's motion for reconsideration of the Court's October 29, 2001 Order Denying DirecTV's motion for summary judgment is deemed MOOT.

IT IS SO ORDERED.

Dated: May 11, 2004


                                                  /s/ Lourdes G. Baird
                                                  -----------------------------
                                                  LOURDES G. BAIRD
                                                  United States District Judge